Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-212386 and No. 333-172984) on Form S-8 of Atlantic Coast Financial Corporation of our report dated June 29, 2017 with respect to the financial statements and supplemental schedule of Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust included in this Annual Report on Form 11-K as of and for the year ended December 31, 2016.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

June 29, 2017